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                                                                   EXHIBIT 10.10


                       GTE EXECUTIVE SALARY DEFERRAL PLAN

                              AMENDED AND RESTATED
                       EFFECTIVE AS OF SEPTEMBER 1, 1997


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                       GTE EXECUTIVE SALARY DEFERRAL PLAN

                               TABLE OF CONTENTS



ARTICLE I             INTRODUCTION                                           PAGE

                      Name of Plan                                           1
                      Purposes of Plan                                       1
                      Gender and Number                                      1
                      Effective Date                                         1

ARTICLE II            DEFINITIONS                                            2

ARTICLE III           ELIGIBILITY AND ELECTION TO DEFER
                      Eligibility                                            7
                      Salary Deferral Amounts                                7
                      Election to Defer                                      7
                      Designation of Beneficiaries                           9

ARTICLE IV            ACCOUNTS AND INTEREST
                      Accounts                                               10
                      Interest                                               10
                      Matching Contributions                                 11
                      Hypothetical Nature of Accounts and Investments        12

ARTICLE V             PAYMENTS
                      Exclusive Entitlement to Payment                       13
                      Method of Payment                                      13
                      Payment Commencement                                   14
                      Interim Payments                                       15
                      Limitations on Rights to Payment                       15

ARTICLE VI            MISCELLANEOUS
                      Plan Administration                                    17
                      Appeals Procedure                                      18
                      Change in Control                                      18
                      Rights Not Assignable                                  19
                      Inability to Locate Participants and Beneficiaries     19
                      Withholding Taxes                                      19
                      Certain Rights Reserved                                19
                      Severability                                           20
                      Titles and Headings Not to Control                     20
                      Governing Law                                          20

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                                   ARTICLE I

                                  INTRODUCTION


1.01.    NAME OF PLAN.

This Plan shall be known as the GTE Executive Salary Deferral Plan.

1.02.    PURPOSES OF PLAN.

The purposes of the Plan is to provide certain employees of the Company the opportunity to elect to defer compensation not otherwise eligible for deferral under other deferred compensation arrangements maintained by the Company and to enable such employees to receive the benefit of additional deferred compensation that is comparable to certain matching contributions that the Code prevents such employees from receiving under the GTE Savings Plan.

1.03.    GENDER AND NUMBER.

Masculine pronouns shall refer to both males and females. The singular form shall include the plural, where appropriate.

1.04.    EFFECTIVE DATE.

The Plan shall be effective as of July 1, 1994. The Plan was amended and restated effective as of September 5, 1996 and this amendment and restatement is effective as of September 1, 1997.

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                                  ARTICLE II

                                  DEFINITIONS

       Unless the context clearly indicates otherwise, the following terms, when used in capitalized form in the Plan, shall have the meanings set forth below.

2.01. AFFILIATE. "Affiliate" shall have the meaning ascribed to such term in Rule 1 2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time.

2.02. ANNUAL DEFERRAL. "Annual Deferral" shall mean the deferral with respect to a Plan Year elected by a Participant in accordance with Section 3.03.

2.03.    ARTICLE. "Article" shall mean an article of the Plan.

2.04. ASSOCIATE. "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended from time to time.

2.05. BASE AMOUNT "Base Amount" shall mean annual base salary in the amount of $150,000, as adjusted from time to time pursuant to section 401(a)(17) of the Code.

2.06 BENEFICIAL OWNER. A Person shall be deemed the "Beneficial Owner" of; and shall be deemed to "beneficially own," any securities:

         (1) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

         (2) which such Person or any of such Person's Affiliates or Associates has (A) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the rights granted pursuant to the Rights Plan), warrants or options, or otherwise; provided that a Person shall not be deemed the "Beneficial Owner" of; or to "beneficially own," securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement, or understanding (whether or not in writing); provided that a Person shall not be deemed the "Beneficial Owner" of; or to "beneficially own," any security under this clause (B) if the agreement, arrangement, or understanding to vote such security (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Securities Exchange Act of 1934, as amended from time to time, and (ii) is not also then reported by such Person on
Schedule 13D under the Securities Exchange Act of 1934, as amended from time to time (or any comparable or successor report); or


         (3) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement, or understanding (whether or not in writing) or with which such Person or any of such Person's Affiliates have otherwise formed a group for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B)(i) of paragraph (2), above), or disposing of any securities of GTE Corporation.

2.07.    BOARD. "Board" shall mean the Board of Directors of GTE Corporation.

2.08. CHANGE IN CONTROL. A "Change in Control" shall occur when and only when the first of the following events occurs:

         (1) an acquisition (other than directly from GTE Corporation) of securities of GTE Corporation by any Person, immediately after which such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of securities of GTE Corporation representing 20% or more of the Voting Power or such lower percentage of the Voting Power that, from time to time, would cause the Person to constitute an "Acquiring Person" (as such term is defined in the Rights Plan); provided that, in determining whether a Change in Control has occurred, the acquisition of securities of GTE Corporation in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control; or

         (2) three or more directors, whose election or nomination for election is not approved by a majority of the members of the "Incumbent Board" (as defined below) then serving as members of the Board, are elected within any single 12-month period to serve on the Board; provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended from time to time) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed not to have been approved by a majority of the Incumbent Board for purposes hereof; or

         (3) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; "Incumbent Board" shall mean individuals who, as of the close of business on April 20, 1994, are members of the Board; provided that, if the election, or nomination for election by GTE Corporation's shareholders, of any new director was approved by a vote of at least three-quarters of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened Election Contest or other actual or threatened Proxy Contest, including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (4) approval by shareholders of GTE Corporation of:

              (A) a merger, consolidation, or reorganization involving GTE Corporation, unless

                 (i) the shareholders of GTE Corporation, immediately before the merger, consolidation, or reorganization, own directly or indirectly immediately following such merger, consolidation, or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization;

                 (ii) individuals who were members of the Incumbent Board
              immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute at least a majority of the board of directors of the Surviving Corporation; and

                 (iii) no Person (other than GTE Corporation or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by GTE Corporation, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation, or reorganization, had Beneficial Ownership of securities representing 20% (or such lower percentage the acquisition of which would cause a Change in Control pursuant to paragraph (1) of this definition of "Change in Control") or more of the Voting Power) has Beneficial Ownership of securities representing 20% (or such lower percentage the acquisition of which would cause a Change in Control pursuant to paragraph (1) of this definition of "Change in Control") or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

              (B) a complete liquidation or dissolution of GTE Corporation; or

              (C) an agreement for the sale or other disposition of all or substantially all of the assets of GTE Corporation to any Person (other than a transfer to a Subsidiary).

2.09. CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.10. COMMITTEE. "Committee" shall mean the Executive Compensation and Organizational Structure Committee of the Board, or any successor thereto.

2.11.    COMPANY. "Company" shall mean GTE Corporation and its Subsidiaries.

2.12. DISABILITY. "Disability" shall mean "Disability" as that term is defined in the GTE Service Corporation Plan for Employees' Pensions, as amended from time to time.

2.13. ELIGIBLE AMOUNT. "Eligible Amount" shall mean that part of an Eligible Employee's annual base salary from the Company in excess of the Base Amount.

2.14. ELIGIBLE EMPLOYEE. "Eligible Employee" shall mean an employee of the Company whose annual base salary for services performed for the Company is paid in United States currency and exceeds the Base Amount.

2.15. GTE COMMON STOCK "GTE Common Stock" shall mean the common stock of GTE Corporation.

2.16. MATCHABLE COMPENSATION. "Matchable Compensation" shall mean that portion of the Eligible Amount that does not exceed the amount obtained by multiplying the Base Amount by the ratio that 235.84 bears to 150.00; provided that, effective as of January 1, 1998, "Matchable Compensation" shall mean the Eligible Amount.

2.17. MATCHING PERCENTAGE. "Matching Percentage" shall mean the rate at which Matchable Compensation shall be matched by the Company under the terms of the Plan. With respect to each Plan Year, the Matching Percentage shall equal the rate at which the Company makes Company-Matching Contributions (as defined in the GTE Savings Plan) under the GTE Savings Plan with respect to that Plan Year.

2.18. MOODY'S RATE. "Moody's Rate" shall mean the "Corporate Average" yield of long-term, high-grade corporate bonds as reported by Moody's Investors Service, or such other substantially similar yield designated by the Plan Administrator as the applicable interest rate.

2.19. NON-CONTROL ACQUISITION. "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) GTE Corporation or (B) any of its Subsidiaries, (2) GTE Corporation or any of its Subsidiaries, or (3) any Person in connection with a Non-Control Transaction.

2.20. NON-CONTROL TRANSACTION "Non-Control Transaction" shall mean a transaction described in clauses (i) through (iii) of subparagraph (4)(A) of
Section 2.08.

2.21. PARTICIPANT. "Participant" shall mean each Eligible Employee who makes an election pursuant to Section 3.03 and whose accounts hereunder have a positive balance.

2.22. PERSON. "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, or other entity.

2.23. PLAN. "Plan" shall mean this GTE Executive Salary Deferral Plan, on the date of adoption hereof and as it may be amended from time to time.

2.24. PLAN ADMINISTRATOR. "Plan Administrator" shall mean the chief human resources officer of GTE Service Corporation or any other Person designated by the Committee to serve as Plan Administrator.

2.25 PLAN YEAR. "Plan Year" shall mean the calendar year, except that the first Plan Year shall begin on the date determined by the Plan Administrator and shall end on December 31, 1994.

2.26. RETIREMENT "Retirement" shall mean retirement at age 65 without a service pension pursuant to a Company-sponsored defined benefit pension plan, retirement at any age with a service pension pursuant to a Company-sponsored defined benefit pension plan, or retirement with a disability pension pursuant to a Company-sponsored disability welfare benefit plan.

2.27. RIGHTS PLAN "Rights Plan" shall mean the Rights Agreement, dated as of December 7, 1989, between GTE Corporation and State Street Bank and Trust Company (now administered by First National Bank of Boston), as it may be amended from time to time, or any successor thereto.

2.28.    SECTION. "Section" shall mean a section of the Plan.

2.29. SUBSIDIARY. "Subsidiary" of any Person shall mean any corporation or other entity of which at least 80% (or such lesser percentage as the Plan Administrator may determine) of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person.

2.30. TERMINATION. "Termination" shall mean a separation from service with the Company for any reason other than Retirement, Termination for Cause, Disability, or death.

2.31. TERMINATION FOR CAUSE. "Termination for Cause" shall mean the termination by the Company of a Participant by virtue of that Participant's (1) engagement in unlawful acts intended to result in the substantial personal enrichment of the Participant at the Company's expense, or (2) engagement (except by reason of incapacity due to illness or injury) in a material violation of his responsibilities to the Company that results in a material injury to the Company. A Participant's voluntary termination of employment with or Retirement from the Company with the intent to avert a Termination for Cause shall for purposes of the Plan be deemed a Termination for Cause.

2.32. VOTING POWER. "Voting Power" shall mean the voting power of all securities of GTE Corporation then outstanding generally entitled to vote for the election of directors of GTE Corporation.

                                  ARTICLE III

                       ELIGIBILITY AND ELECTION TO DEFER

3.01.    ELIGIBILITY.

         (a) Eligible Employees shall be eligible to participate in the Plan.

         (b) An employee who first becomes an Eligible Employee other than on the first day of a Plan Year shall be eligible to participate in the Plan as soon as administratively practicable after the beginning of the first pay period in which his annual base salary exceeds the Base Amount.

3.02.    SALARY DEFERRAL AMOUNTS.

         Each Participant shall be eligible to defer up to 100% (or such lesser percentage as the Plan Administrator may determine in its sole discretion) of his Eligible Amount for the Plan Year (or the period thereof during which the election is in effect); provided that any such deferral must be made in integral multiples of 1% of the Eligible Amount; and provided further that the Committee may in its sole discretion at any time or from time to time reduce or increase the portion of an Eligible Employee's annual base salary that shall constitute the Eligible Amount

3.03.    ELECTION TO DEFER.

         (a) A Participant who wishes to defer part of the Eligible Amount that he will earn during a Plan Year shall submit an election to the Plan Administrator that satisfies each of the requirements set forth in paragraphs
(1) through (7), below.

                  (1) DEADLINE FOR SUBMITTING ELECTION. An election with respect to a Plan Year shall be submitted on or before the September 30th next preceding the Plan Year with respect to which the election is made or such other date established by the Plan Administrator in its sole discretion; provided that

                      (A) an election with respect to the initial Plan Year shall be submitted on or before the date determined by the Plan Administrator; and

                      (B) an Eligible Employee who first becomes eligible to participate in the Plan pursuant to Section 3.01(b) must make any election pursuant to this Section 3.03 for the Plan Year in which he became an Eligible Employee within 30 days after becoming eligible to participate in the Plan.

An election described in the preceding sentence shall remain in effect until the beginning of the next succeeding Plan Year and shall be deemed to be renewed automatically for such next succeeding Plan Year unless revoked by the Participant by making a new election pursuant to this Section 3.03. An election to defer receipt of part of the Eligible Amount shall apply only to compensation earned after the date the Participant's election is filed with the Plan Administrator.

         (2) FORM OF ELECTION. The election shall be in writing and in a form acceptable to the Plan Administrator.

         (3) AMOUNT OF DEFERRAL. The election shall specify the percentage of his Eligible Amount that the Participant wishes to defer in accordance with
Section 3.02.

         (4) TREATMENT OF DEFERRAL. The election shall specify that the Annual Deferral should be treated as if held entirely in cash, entirely in GTE Common Stock, or partly in cash and partly in GTE Common Stock (and if so the percentage allocation between cash and GTE Common Stock in integral multiples of 1%).

         (5) PAYMENT COMMENCEMENT. The election shall specify the year or events, selected by the Participant in accordance with Section 5.03, as of which payments with respect to the Annual Deferral are to commence under the Plan.

         (6) METHOD OF PAYMENT. In the case of the election of a fixed commencement year pursuant to Sections 3.03(a)(5) and 5.03(a), the election shall specify the method, selected by the Participant in accordance with
Section 5.02, in which payments with respect to the Annual Deferral are to be made under the Plan.

         (7) ELECTION IRREVOCABLE. Except as otherwise specifically provided in the Plan, the amount of deferral, the treatment of the deferral, the payment commencement date, and the method of payment elected by a Participant with respect to an Annual Deferral in accordance with paragraphs (3) through (6), above, shall not be revocable or subject to modification at any time.

         (b) If the Plan Administrator determines, in its sole discretion, that a Participant has incurred unusual, extraordinary expenses or hardship caused by events beyond the Participant's control, such as accident or illness, the Plan Administrator may grant a Participant's request to reduce the amount of his Annual Deferral at any time, provided that the amount of the reduction must be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based. A reduction in the deferral percentage effected pursuant to this subsection shall not otherwise alter the terms of the Participant's participation in the Plan. The Plan Administrator may require a Participant who requests a reduction in an Annual Deferral under this subsection (b) to submit such evidence as the Plan Administrator, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

         (c) A Participant may, within one year prior to normal retirement, within six months prior to early retirement, or at any time after either form of retirement, elect that all or part of such portion of his account that is treated as if held in GTE Common Stock thereafter be treated as being held in cash or that all or part of such portion of his account that is treated as if held in cash thereafter be treated as if held in GTE Common Stock; provided that only one such election may be made in any Plan Year. The effective date of such a change in hypothetical investment shall be the first day of the next calendar quarter that begins after the date of the election.

         (d) A Participant may submit a request at any time to the Plan Administrator to modify the payment commencement date, the method of payment, or both, with respect to the Annual Deferral; provided that only one such request may be made in any Plan Year; and provided further that the request must be submitted before any payment is made to the Participant with respect to the Annual Deferral pursuant to Article V (other than an interim payment pursuant to Section 5.04). If the modification has the effect of accelerating all or part of any payment otherwise due the Participant under Article V, the request shall be subject to the approval of the Plan Administrator, which approval the Plan Administrator may grant or deny in its sole discretion. If the modification has the effect of deferring until a later calendar year all or part of any payment otherwise due the Participant under Article V, the request shall be granted, provided that the request is submitted at least 60 days before the last day of the calendar year immediately preceding the calendar year in which the payment otherwise would have been made to the Participant under Article V. In no event shall the modification have the effect of accelerating the first day of the payment commencement year to less than one year from the date the modification is submitted to the Plan Administrator.

         (e) A Participant who has elected that an Annual Deferral be treated in full or in part as being held in GTE Common Stock may at any time following a Change in Control make a one-time election to have all or part of such portion of his account thereafter treated as being held in cash. The effective date of such a change in hypothetical investment shall be the first day of the next calendar quarter that begins after the date of the election.

         (f) If a Participant becomes subject to a prohibition against continuing to have all or part of an Annual Deferral being treated as held in GTE Common Stock because of an actual or potential conflict of interest, he shall be permitted a one-time election on the occurrence of the prohibition to have that portion of such Annual Deferral that is treated as if held in GTE Common Stock thereafter treated as if held in cash; provided that the Plan Administrator may approve or disapprove such an election in its sole discretion. The effective date of such an election shall be the first day of the month next following the month in which the election is received (or, if later, approved) by the Plan Administrator. Within a reasonable amount of time from the removal of the prohibition referred to in the first sentence of this subsection (f), the Participant shall be afforded an election to treat as if held in GTE Common Stock that portion of his account that was treated as if held in cash pursuant to the first sentence of this subsection (f); provided that the Plan Administrator may approve or disapprove such an election in its sole discretion. The effective date of the election referred to in the preceding sentence shall be the first day of the calendar quarter next following the calendar quarter in which such election is received (or, if later, approved) by the Plan Administrator. The dollar value of the hypothetical shares of GTE Common Stock with respect to which the elections described in this subsection (f) are made shall be calculated in accordance with Section 4.02(b).

3.04.    DESIGNATION OF BENEFICIARIES.

         A Participant who makes a deferral election pursuant to Section 3.03 may designate one or more beneficiaries under the Plan. Notwithstanding Section 3.03(a)(7), a Participant may, at any time, revoke a prior designation and make a new designation pursuant to this Section 3.04. Any such designation or revocation shall be in writing and shall be submitted to the Plan Administrator prior to the Participant's death in such form and in such manner as is acceptable to the Plan Administrator.

                                   ARTICLE IV

                             ACCOUNTS AND INTEREST

4.01.    ACCOUNTS.

         (a) ESTABLISHMENT OF ACCOUNTS. A separate bookkeeping account shall be maintained for each Participant. Such account shall be (1) credited with the amounts deferred by the Participant pursuant to Section 3.03, (2) credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 4.02, and (3) charged with the amounts paid by the Plan to or on behalf of the Participant pursuant to Article V.

         (b) SUBACCOUNTS. Within each Participant's account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the Participant has specified different payment commencement dates or different methods of payment with respect to his Annual Deferrals for different Plan Years.

4.02.    INTEREST.

         (a) DEEMED INVESTMENT IN CASH. If an Annual Deferral is treated as if held in cash, the balance in a Participant's account that is so treated shall be determined in accordance with the following rules:

             (1) CASH CREDITS. Any amount that would have been paid to a Participant during a calendar quarter but for his deferral election pursuant to
Section 3.03 shall be credited to his account.

             (2) INTEREST. Interest shall be credited to the account as follows: any cash credits during the calendar quarter shall earn interest from the day they are credited to the Participant's account, and any payments made from the account will cease to earn interest on the day they are subtracted from the account. Cash balances under the account as of the end of the immediately preceding calendar quarter that were not withdrawn during the calendar quarter shall earn interest for the entire calendar quarter. The rate at which interest shall be credited for purposes of this section shall be the equivalent of an annualized rate equal to the Moody's Rate as of the day immediately preceding the beginning of the applicable calendar quarter.

         (b) DEEMED INVESTMENT IN GTE COMMON STOCK. If an Annual Deferral is treated as if held in GTE Common Stock, the balance in a Participant's account that is so treated shall be determined in accordance with the following rules:

             (1) CONVERSION INTO GTE COMMON STOCK. Any amount that would have been paid to a Participant during a calendar quarter but for his deferral election pursuant to Section 3.03 and any matching contributions pursuant to
Section 4.03 shall be converted into an equivalent number of hypothetical shares of GTE Common Stock (including hypothetical fractional shares) by dividing the amount deferred for that calendar quarter by the average closing price of GTE Common Stock, as reported on the composite tape of New York Stock Exchange issues for the last 20 trading days of the immediately preceding calendar quarter.

             (2) DEEMED REINVESTMENT OF DIVIDENDS. The number of hypothetical shares of GTE Common Stock credited to a Participant's account pursuant to paragraph (1), above, shall be increased on each date that a dividend is paid on GTE Common Stock. The number of additional hypothetical shares of GTE Common Stock credited to a Participant's account as a result of such increase shall be determined, first, by multiplying the total number of hypothetical shares of GTE Common Stock credited to the Participant's account on the dividend record date by the amount of the dividend declared per share of GTE Common Stock on the dividend declaration date, and, then, by dividing the product so determined by the closing price of GTE Common Stock on the composite tape of New York Stock Exchange issues on the dividend declaration date (or if there was no reported sale of GTE Common Stock on such date, on the next preceding day on which there was such a reported sale).

             (3) CONVERSION OUT OF GTE COMMON STOCK. The dollar value of the hypothetical shares of GTE Common Stock credited to a Participant's account on any date shall be determined by multiplying the number of hypothetical shares of GTE Common Stock credited to the Participant's account on that date by the average closing price of GTE Common Stock, as reported on the composite tape of New York Stock Exchange issues for the last 20 trading days of the immediately preceding calendar quarter.

             (4) EFFECT OF RECAPITALIZATION. In the event of a transaction or event described in this paragraph (4), the number of hypothetical shares of GTE Common Stock credited to a Participant's account shall be adjusted in such manner as the Plan Administrator, in its sole discretion, deems equitable. A transaction or event is described in this paragraph (4) if and only if (A) it is a dividend or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off combination, repurchase, or exchange of shares or other securities, the exercisability of stock purchase rights received under the Rights Plan, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event, and (B) the Plan Administrator determines that such transaction or event affects the shares of GTE Common Stock, such that an adjustment pursuant to this paragraph (4) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

4.03.    MATCHING CONTRIBUTIONS.

         (a) The Company shall credit to each Participant's account a number of hypothetical shares of GTE Common Stock equal in value to the Matching Percentage of the percentage (up to 6%) of the Participant's Matchable Compensation that the Participant defers for each Plan Year; provided that such hypothetical shares shall be credited only if the Participant is a participant in the GTE Savings Plan and is eligible for a Company-Matching Contribution under the GTE Savings Plan for that Plan Year and has made Elective and After-Tax Contributions under the GTE Savings Plan for that Plan Year that (i) in the aggregate equal 6% of the Base Amount and (ii) satisfy the requirements established in sections 3 .03(a)(2) and 3.03 (a)(4) of the GTE Savings Plan.

         (b) The Plan Administrator may credit to a Participant's account, for equitable reasons and good cause shown, an additional number of hypothetical shares (including fractional shares) of GTE Common Stock equal in value to any Company-Matching Contribution not credited to the Participant's account under the GTE Savings Plan because of Units placed on such Company-Matching Contributions under the terms of the Code or the GTE Savings Plan; provided that, to the extent that the amount of such credit depends on the extent to which the Participant makes or does not make elective deferrals under the qualified cash or deferred arrangement under the GTE Savings Plan, the credit shall not be made unless, for the pertinent Plan Year, the Participant has made the maximum elective deferral permissible under section 402(g) of the Code or the maximum elective deferral permitted under the terms of the GTE Savings Plan.

         (c) For purposes of subsections (a) and (b), above, the value of a hypothetical share of GTE Common Stock shall be the average closing price of GTE Common Stock, as reported on the composite tape of New York Stock Exchange issues for the last 20 trading days of the immediately preceding calendar quarter. Hypothetical shares credited to a Participant's account pursuant to this Section 4.03 shall be credited as of the same date as of which Company-Matching Contributions are made under the GTE Savings Plan and shall be treated in accordance with Section 4.02(b).

4.04.    HYPOTHETICAL NATURE OF ACCOUNTS AND INVESTMENTS.

         Each account and investment established under this Article IV shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the accounts established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of GTE Corporation. Any liability of the Company to any Participant, former Participant, or beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Board, nor any other Person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other Person.

                                    ARTICLE V

                                    PAYMENTS

5.01.    EXCLUSIVE ENTITLEMENT TO PAYMENT.

         A Participant's deferral election pursuant to Section 3.03 shall constitute a waiver of his right to receive the amount deferred and an agreement to receive in lieu thereof the amounts payable to him at the times and in the amounts specified in this Article V. No other amounts shall be due under the Plan or otherwise as a result of a Participant's deferral election pursuant to Section 3.03.

5.02.    METHOD OF PAYMENT.

         The payments to a Participant with respect to an Annual Deferral shall be made solely in cash pursuant to the method provided for in either paragraph
(a) or (b), below, that is selected by the Participant in accordance with
Section 3 .03(a)(6). A Participant may select different methods of payment with respect to his Annual Deferrals for different Plan Years.

         (a) LUMP SUM. A Participant may elect to receive payment with respect to an Annual Deferral in a lump sum. The lump sum shall be payable to the Participant in cash as of the first business day of the payment commencement year. The lump sum shall equal the portion of the balance in the Participant's account attributable to the Annual Deferral, determined as of the date of payment.

         (b) INSTALLMENTS. A Participant may elect to receive the payments with respect to an Annual Deferral either in annual or quarterly installments for a period of not less than two or more than 20 years; provided that the number of years elected shall not extend the period of payment beyond the life expectancy of the Participant as determined under Table V of Treas. Reg. Sec. 1.72-9 (as amended from time to time), determined on the basis of his age on the date as of which payments would commence. If the number of years elected by a Participant would otherwise exceed the limits imposed by the preceding provisions of this Section 5.02(b), he shall be deemed to have elected the maximum number of years permitted under such preceding provisions. Installments shall be payable to the Participant:

             (1) if the Participant elects payment commencement in accordance with Section 5.03 (a), beginning as of the first business day of the year selected as the payment commencement year; or

             (2) if the Participant elects payment commencement in accordance with Section 5.03(b), beginning as of the time specified in that Section.

Each installment shall equal the portion of the balance in the Participant's account attributable to the Annual Deferral, determined as of the date the installment is payable, multiplied by a fraction the numerator of which is one, and the denominator of which is the excess of the total number of installments elected by the Participant over the number of installment payments previously made under the schedule. For example, the respective fractions under a five-year schedule of annual installments are 115 for the first installment, 1/4 for the second installment, 113 for the third installment, 1/2 for the fourth installment, and 1/1 for the fifth and final installment.

5.03.    PAYMENT COMMENCEMENT.

         Unless otherwise specifically provided in the Plan (including but not limited to Section 5.05), the payments to a Participant with respect to an Annual Deferral shall commence in accordance with paragraph (a), (b), or (c), below, as selected by the Participant in accordance with Section 3.03(a)(5).

         (a) FIXED COMMENCEMENT YEAR. A Participant may select a specific year for the commencement of payments; provided that, if any of the events described in paragraph (b), below, occur before the payment commencement date selected pursuant to this paragraph (a), payment shall commence in accordance with paragraph (b). A Participant may select different payment commencement years with respect to his Annual Deferrals for different Plan Years.

         (b) RETIREMENT, TERMINATION, DISABILITY, OR DEATH A Participant may select as the payment commencement date the date of his Retirement, Termination, Disability, or death.

             (1) RETIREMENT. Amounts deferred until Retirement shall be paid in annual installments over a period of 10 years unless, at least 60 days prior to Retirement, a request is made to the Plan Administrator asking for a different schedule of payments in accordance with Section 5.02; provided that the Plan Administrator may approve or deny such a request in its sole discretion; provided further that no payment shall be made until the first business day of the first calendar quarter that begins more than 90 days after the date of Retirement; and provided further that, if at the time of Retirement payments have commenced pursuant to paragraph (a) above, such payments will continue according to the schedule on which they were then being paid.

             (2) TERMINATION. A Participant who incurs a Termination shall be paid any amounts deferred in annual installments over a period of 10 years or the payment schedule requested, in accordance with Section 5.02, at the time of Termination, whichever is shorter; provided that the Plan Administrator, in its sole discretion, may approve or deny any payment schedule requested at the time of Termination; provided further that no payment shall be made until the first business day of the first calendar quarter that begins more than 90 days after the date of Termination; and provided further that, if at the time of Termination payments have commenced pursuant to paragraph (a), above, such payments will continue according to the schedule on which they were then being paid.

             (3) DISABILITY. A Participant who incurs a Disability shall be paid any amounts deferred in annual installments over a period of 10 years; provided that a Participant at the time of onset of Disability may elect a fewer number of installments; provided further that the Plan Administrator, in its sole discretion, may approve or disapprove any payment schedule elected at the time of onset of Disability; provided further that no payment shall be made until the first business day of the first calendar quarter that begins after the date of Disability; and provided further that, if at the time of the onset of the Disability payment has commenced pursuant to paragraph (a), above, or the preceding provisions of this paragraph (b), such payments will continue according to the schedule on which they were then being paid.

             (4) DEATH. If a Participant dies before receiving any or all of the balance in the Participant's account, the entire balance in the Participant's account shall be paid as soon as practicable after the Participant's death in a lump sum to the beneficiary designated by the Participant in accordance with
Section 3.04, or, if there is no such beneficiary, to the Participant's estate.

         (c) CHANGE IN CONTROL In addition to an election in accordance with either subsection (a) or (b), above, a Participant may elect that, in the event of a Change in Control, his entire account balance shall be paid to him within 45 days after such Change in Control.

5.04.    INTERIM PAYMENTS.

         (a) HARDSHIP. Upon request, the Plan Administrator may permit the payment of all or part of a Participant's account if the Plan Administrator, in its sole discretion, determines that the Participant has incurred unusual, extraordinary expenses or hardship caused by events beyond the Participant's control, such as accident or illness. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based. The Plan Administrator may require a Participant who requests a payment under this subsection (a) to submit such evidence as the Plan Administrator, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

         (b) OTHER. At any time, a Participant may elect that 94% of all (or a designated portion of) his account balance shall be paid to him 61 days following the filing of such an election; provided that the Plan Administrator may approve or disapprove such election in its sole discretion. If a Participant receives a payment pursuant to this subsection (b), the remaining 6% of the Participant's entire account balance (or the designated portion thereof) shall be permanently forfeited and shall not be paid to, or in respect of; the Participant.

5.05.    LIMITATIONS ON RIGHTS TO PAYMENT.

         (a) FORFEITURE OF RIGHTS. A Participant who incurs a Termination for Cause, or who misuses Company assets or confidential information of the Company either while employed by the Company or following a separation from service with the Company, may in the discretion of the Plan Administrator forfeit all rights to any payments under the Plan that would otherwise be payable to the Participant or his beneficiaries on or after the initial date of such action by the Participant. A Participant shall not be deemed to have incurred a Termination for Cause or to have misused Company assets or confidential information of the Company within the meaning of this subsection (a) unless and until there shall have been delivered to him a notice from the Plan Administrator (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Plan Administrator), finding that the Participant has misused Company assets or confidential information of the Company or engaged in the conduct set forth in
Section 2.31 and specifying the particulars thereof in detail; provided that, after a Change in Control occurs, no Participant shall be determined to have incurred a Termination for Cause or to have misused Company assets or confidential information of the Company.

         (b) COMPETITIVE CONDUCT. If a Participant engages in any business that is directly or indirectly competitive with the Company while employed by the Company or within one year following a separation from service with the Company for any reason: (1) all interest credited to a Participant's account under
Section 4.02(a) shall be recalculated by using as the applicable interest rate the Moody's Rate multiplied by 0.8, rather than the Moody's Rate; (2) there shall be no deemed dividends pursuant to Section 4.02(b); and (3) the Participant shall be deemed to have elected to receive payments under the Plan in 10 annual installments, commencing as of the date payment otherwise commences under the terms of the Plan. The determination of whether a Participant has engaged in any business that is directly or indirectly competitive with the Company within the meaning of this Section 5.05(b) shall be within the sole discretion of the Plan Administrator; provided that, after a Change in Control occurs, no Participant shall be determined to have engaged in any business that is directly or indirectly competitive with the Company.

                                   ARTICLE VI

                                 MISCELLANEOUS

6.01.    PLAN ADMINISTRATION.

         (a) IN GENERAL. Except to the extent the Plan specifically provides otherwise: (i) the Plan Administrator shall have the discretionary authority to interpret the Plan and to decide any and all matters arising under the Plan, including without limitation the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms; and (ii) the Plan Administrator's determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

         (b) PLAN AMENDMENT AND TERMINATION. The Board may amend, suspend, or terminate the Plan at any time. The Committee may amend the rate of interest credited pursuant to Section 4.02 and may adopt any other amendments to the Plan that do not impose material costs on the Company or effect material increases or decreases in the benefits provided under the Plan. The Plan Administrator may amend the Plan to enable the Plan and its Participants to meet the requirements of or to reflect any changes in the securities laws of the United States, including the rules and regulations thereunder. Upon termination of the Plan, all amounts deferred before the date of termination, and any rights to payment with respect to such deferred amounts, shall continue to be governed by the provisions of the Plan. Notwithstanding anything to the contrary in this subparagraph (b), no amendment, suspension, or termination of the Plan shall reduce a Participant's accrued benefits under the Plan prior to the date of such amendment, suspension, or termination. Although the Plan is not subject to section 204(g) of the Employee Retirement Income Security Act of 1974 ("ERISA"), the accrued benefits that are protected by the preceding sentence shall include those accrued benefits that would be protected by section 204(g) of ERJSA if the Plan were subject to said section 204(g).

         (c) RIGHTS PROTECTED FOLLOWING CHANGE IN CONTROL. Notwithstanding any provision of the Plan to the contrary, no amendment, suspension, or termination of the Plan, or revocation of any required approval by the Board, the Committee, or the Plan Administrator, effected after a Change in Control, shall operate to reduce, eliminate, or otherwise adversely affect any Participant's or beneficiary's right to receive any payment under the Plan (including, without limitation, the amount, timing, and method thereof) in accordance with any deferral election made prior to the date of such amendment, suspension, termination, or revocation of approval and in accordance with any investment or payment option permitted (irrespective of any requirement for approval) pursuant to the Plan as in effect on the date immediately preceding the date on which the Change in Control occurs. Notwithstanding any provision of the Plan to the contrary, upon and after a Change in Control, the rights described in the immediately preceding sentence shall be fully vested, nonforfeitable contractual rights enforceable by or on behalf of any Participant or former Participant against GTE Corporation or any successor to all or substantially all of the business or assets of GTE Corporation. After the date on which a Change in Control occurs, any Participant, former Participant, or beneficiary (which terms shall include, for the purposes of this subsection (c), any executor, personal representative, heir, or legatee of a deceased former Participant) may apply to the trustee of the GTE Service Corporation Benefits Protection Trust for assistance (which may include, without limitation, legal counsel and the institution of litigation) in enforcing the rights of the Participant, former Participant, or beneficiary under the Plan and pursuing any claims he might have under the terms of the Plan; provided that any Participant, former Participant, or beneficiary who applies for such assistance shall be subject to and bound by any limitations that said trustee may impose. No Participant, former Participant, or beneficiary shall be required to notify or seek the assistance of said trustee as a condition of or prerequisite to any other action that might be taken by or on behalf of the Participant, former Participant, or beneficiary in order to enforce his rights or pursue his claims under the Plan, and the fees, expenses, and costs that he may incur in any such other action shall not be the responsibility of the GTE Service Corporation Benefits Protection Trust or the trustee thereof.

6.02     APPEALS PROCEDURE.

         A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days following his receipt of the denial, request a review of such denial before the Plan Administrator by filing a written notice with the Plan Administrator. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Plan Administrator. The Plan Administrator may decide the questions presented by the appeal and shall issue to the claimant a written notice setting forth: (1) the specific reasons for the decision and (2) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within a period of time not exceeding 60 days after receipt of the request for review; provided that, if special circumstances should require, such period of time may be extended for an additional 60 days commencing at the end of the initial 60-day period. Written notice of any such extension shall be provided to the claimant prior to the expiration of the initial 60-day period. The decision of the Plan Administrator shall be final and conclusive.

6.03.    CHANGE IN CONTROL.

         (a) CHANGE IN CONTROL PROVISIONS. Section 2.08, Section 3.03(e),
Section 5.03(c), the proviso in the last sentence of Section 5.05(a), the proviso in the last sentence of Section 5.05(b), Section 6.01(c), and this
Section 6.03 (collectively, the "Change in Control Provisions") shall cease to be effective on July 1, 1995; provided, however, that the Change in Control Provisions shall automatically become effective for an additional one-year period beginning on July 1, 1995, and on each anniversary of that date (a "Renewal Date") unless (i) not later than the December 31st immediately preceding such Renewal Date, the Board adopts a resolution providing that the Change in Control Provisions shall not be renewed upon the next succeeding Renewal Date, and (ii) a Change in Control does not occur prior to such next succeeding Renewal Date; and provided further that, notwithstanding any provision hereof to the contrary, if; while the Change in Control Provisions are in effect, a Change in Control occurs, the Change in Control Provisions shall be extended so as to remain in effect after the date on which the Change in Control occurs, until all rights of Participants, former Participants, and beneficiaries and all liabilities and obligations of GTE Corporation (and any successor to all or substantially all of GTE's business or assets) under the Plan have been fully satisfied.

         (b) PLAN MODIFICATIONS FOLLOWING CHANGE IN CONTROL. Notwithstanding any provision of the Plan to the contrary, the Board may amend, modify, or suspend the Change in Control Provisions at any time before a Change in Control occurs, but, unless the Change in Control Provisions have ceased to be effective prior to the date on which a Change in Control occurs, and except as may be required by law, on and after the date on which a Change in Control occurs: (1) the Change in Control Provisions shall not be amended, modified, suspended, or terminated, directly or indirectly, and (2)(A) no other provisions of the Plan shall be amended, modified, suspended, or terminated, directly or indirectly, (B) no rules, regulations, or procedures under the Plan shall be established or modified, (C) no interpretation of the Plan shall be adopted, (D) no determination under the Plan shall be made, and (E) no authority or discretion shall be exercised, that would alter the meaning or operation of the Change in Control Provisions or that would undermine or frustrate their purposes.

6.04.    RIGHTS NOT ASSIGNABLE.

         No payment due any Person under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge in any other way. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such payment in any other way shall be void. No such payment or interest herein shall be liable for or subject to the debts, contracts, liabilities, or torts of any Participant or beneficiary. If any Participant or beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge in any other way any payment under the Plan, the Plan Administrator may direct that such payment be suspended and that all future payments to which such Person otherwise would be entitled be held and applied for the benefit of such Person, the Person's children or other dependents, or any of them, in such manner and in such proportions as the Plan Administrator may deem proper.

6.05.    INABILITY TO LOCATE PARTICIPANTS AND BENEFICIARIES.

         Each Participant or beneficiary entitled to receive payment under the Plan shall keep the Plan Administrator advised of his current address. If the Plan Administrator is unable for a period of 36 months to locate a Participant or beneficiary to whom a payment is due under the Plan, commencing with the first day of the month as of which such payment first comes due, the total amount payable to such Participant or beneficiary shall be forfeited. Should such a Participant or beneficiary contact the Plan Administrator requesting payment thereafter, the Plan Administrator shall, upon satisfaction of its requests for any corroborating documentation, restore and pay the forfeited payment in a lump sum, the value of which shall not be adjusted to reflect any interest or other type of investment earnings or gains for the period of forfeiture.

6.06.    WITHHOLDING TAXES.

         The Plan Administrator may make any appropriate arrangements to deduct from all Annual Deferrals and payments hereunder any taxes that the Plan Administrator reasonably determines to be required by law to be withheld from such Annual Deferrals and payments.

6.07.    CERTAIN RIGHTS RESERVED.

         Nothing in the Plan shall confer upon any employee of the Company or other Person the right: (1) to continue in the employment or service of the Company or affect any right that the Company may have to terminate the employment or service of (or to demote or to exclude from future participation in the Plan) any such employee or other Person at any time for any reason; (2) to participate in the Plan; or (3) to receive an annual base salary of any particular amount.


6.08.    SEVERABILITY.

         If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, such unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof; each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan is held unlawful or otherwise invalid or unenforceable, such unlawfulness, invalidity, or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and, if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid, or unenforceable shall be made or provided under the Plan.

6.09.    TITLES AND HEADINGS NOT TO CONTROL.

         The titles to Articles and the headings of Sections, subsections, paragraphs, and subparagraphs in the Plan are placed herein for convenience of reference only and, as such, shall have no force or effect in the interpretation of the Plan.

6.10.    GOVERNING LAW.

         The Plan and all determinations made and actions taken thereunder shall be governed by and construed in accordance with the laws of the United States and, to the extent not preempted thereby, the State of New York.

                                                                   Exhibit 10.10


                                AMENDMENTS TO THE
                       GTE EXECUTIVE SALARY DEFERRAL PLAN
                         EFFECTIVE AS OF JANUARY 1, 1998

1. Section 2.16 is amended to add the following proviso to the end thereof:

         "provided that, effective as of January 1, 1998, "Matchable Compensation" shall mean the Eligible Amount."

2.       Section 3.02 is amended to read as follows:

         "3.02. Salary Deferral Amounts.

         Each Participant shall be eligible to defer up to 100% (or such lesser percentage as the Plan Administrator may determine in its sole discretion) of his Eligible Amount for the Plan Year (or the period thereof during which the election is in effect); provided that any such deferral must be made in integral multiples of 1% of the Eligible Amount; and provided further that the Committee may in its sole discretion at any time or from time to time reduce or increase the portion of an Eligible Employee's annual base salary that shall constitute the Eligible Amount."

                                                                   Exhibit 10.10



                                AMENDMENTS TO THE
                              GTE EXECUTIVE SALARY
                                  DEFERRAL PLAN

A.       Effective as of January 1, 1999:


1.       Section 4.02 (b) (3) is amended to read as follows:

                  "(3) CONVERSION OUT OF GTE COMMON STOCK.

                  The dollar value of the hypothetical shares of GTE Common Stock paid to or withdrawn from a Participant's account on any date shall be determined by multiplying the number of hypothetical shares of GTE Common Stock paid to or withdrawn from the Participant's account on that date by the closing price of GTE Common Stock as reported on the composite tape of New York Stock Exchange issues on that date."

2.       Section 5.02 (b) is amended to read as follows:

                  "(B) INSTALLMENTS.

                  A Participant may elect to receive the payments with respect to a Deferral either in annual, semi-annual, quarterly or monthly installments for a period of not less than two or more than 20 years; provided that the number of years elected shall not extend the period of payment beyond the life expectancy of the Participant as determined under Table V of Treas. Reg.
                  section 1.72-9 (as amended from time to time), determined on the basis of his age on the date as of which payments would commence. If the number of years elected by a Participant would otherwise exceed the limits imposed by the preceding provision of this Section 5.02 (b), he shall be deemed to have elected the maximum number of years permitted under such preceding provision. Installments shall be payable to the Participant:"

3.       Section 3.03 (c) is amended to read as follows:

                  "(c) A Participant may, within one year prior to normal retirement, within six months prior to early retirement, or at any time after either form of retirement, elect that all or part of such portion of his account that is treated as being held in GTE Common Stock thereafter be treated as being held in cash or that all or part of such portion of his account that is treated as if held in cash thereafter be treated as if held in GTE Common Stock; provided that only one such election may be made in any Plan Year. The effective date of such a change in hypothetical investment shall be the date of the election."


4.       Section 4.03 (c) is amended to read as follows:

                  "(c) For purposes of subsections (a) and (b), above, the value of a hypothetical share of GTE Common Stock shall be calculated in the same manner as Matching Contributions under the GTE Savings Plan are calculated. Hypothetical shares credited to a Participant's account pursuant to this Section
                  4.03 shall be credited as of the same date as of which Company-Matching Contributions are made under the GTE Savings Plan and shall be treated in accordance with Section 4.02
                  (b)."

5.       Section 5.03 (b) (1) is amended to read as follows:

                  "(1) RETIREMENT.

                  Amounts deferred until Retirement shall be paid in annual installments over a period of 10 years unless, at least 60 days prior to Retirement, a request is made to the Plan Administrator asking for a different schedule of payments in accordance with Section 5.02; provided that the Plan Administrator may approve or deny such a request in its sole discretion; provided further that no payment shall be made until the first business day more than 30 days after the date of Retirement; and provided further that, if at the time of Retirement payments have commenced pursuant to paragraph (a), above, such payments will continue according to the schedule on which they were then being paid."

6.       Section 5.03 (b) (2) is amended to read as follows:

                  "(2) TERMINATION.

                  A Participant who incurs a Termination shall be paid any amounts deferred in annual installments over a period of 10 years or the payment schedule requested, in accordance with
                  Section 5.02, at the time of Termination, whichever is shorter; provided that the Plan Administrator, in its sole discretion, may approve or deny any payment schedule requested at the time of Termination; provided further that no payment shall be made until the first business day more than 30 days after the date of Termination; and provided further that, if at the time of Termination payments have commenced pursuant to paragraph (a), above, such payments will continue according to the schedule on which they were then being paid."

7.       Section 6.01 is amended to add the following subsection (e):

                  "(e) GTE Corporation reserves the right to charge fees to Participants for set-up and/or maintenance of deferral accounts."


8.       Effective as of September 3, 1998:


                  Section 6.04 is amended to read as follows:

                  "A Participant's rights and interests under the Plan may not be assigned or transferred. In the case of any former Participant's death, payment, if any, under the Plan shall be made to the Participant's surviving spouse or designated beneficiary in accordance with the provisions of the Plan. However, the immediately preceding sentences shall not apply with respect to an order which satisfies the requirements for a qualified domestic relations order set forth in Section 206(d)(3)(B)(i) of the Employee Retirement Income Security Act of 1974, as amended ("QDRO") which is issued with respect to a Participant's right or interest under the Plan, and benefits shall be payable to the alternate payee designated in the QDRO in accordance with the terms and conditions thereof."

                                                                   Exhibit 10.10




                                AMENDMENTS TO THE
                       GTE EXECUTIVE SALARY DEFERRAL PLAN
                         EFFECTIVE AS OF JANUARY 1, 1998


1.        Section 1.02 is amended to read as follows:

          "1.02. PURPOSES OF PLAN.

          The purposes of the Plan are to provide certain employees of the Company the opportunity to defer compensation not otherwise eligible for deferral under other deferred compensation arrangements maintained by the Company and to enable such employees to receive the benefit of additional deferred compensation that is comparable to certain matching contributions that the terms of the GTE Savings Plan and the Code prevent such employees from receiving under the GTE Savings Plan."

2.       Section 2.05 is amended to read as follows:

          "2.05. Base Amount. "Base Amount" shall mean annual base salary in the amount of $150,000, as adjusted from time to time pursuant to section 401(a)(17) of the Code; provided that if a Participant is not eligible to participate in the GTE Savings Plan during a Plan Year, the "Base Amount" for that Participant in that Plan Year shall be zero."

3.       Section 2.14 is amended to read as follows:


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         "2.14. Eligible Employee. "Eligible Employee" shall mean an employee of the Company (1) whose annual base salary for services performed for the Company is paid in United States currency and exceeds the Base Amount or (2) who is designated as an Eligible Employee by the Plan Administrator."

4.       Section 4.03 is amended by redesignating subsection (c) as subsection
         (d) and by inserting the following subsection (c) immediately after subsection (b):

         "(c) If the Participant is not eligible to participate in the GTE Savings Plan, the Company shall credit to the Participant's account a number of hypothetical shares of GTE Common Stock equal in value to the Matching Percentage of the percentage (up to 6%) of the Participant's Matchable Compensation that the Participant defers for each Plan Year; provided that such hypothetical shares shall be credited only if the Plan Administrator determines that the Participant would have been eligible for a Company-Matching Contribution under the GTE Savings Plan for that Plan Year had the Participant been eligible to participate in the GTE Savings Plan for that Plan Year and that the Participant has satisfied any other requirements that the Plan Administrator imposes in its discretion."

5. Section 4.03(d) is amended by deleting "subsections (a) and (1))," and replacing that phrase with "subsections (a), (1)) and (c)"."